UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2024 (February 15, 2024)

THE HEALING COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 West 50th Street, 2nd Floor, New York	10020
(Address of principal executive offices)	(Zip Code)

+1 866-241-0670
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 15, 2024, The Healing Company Inc. (the “Company”) received a Notice of Default and Acceleration (the “Notice”) relating to that certain Credit Agreement, dated as of August 4, 2022 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among HLCO Borrower, LLC (the “Borrower”), the Company, the Borrower and the other Company related credit parties party to the Credit Agreement (Collectively, the “Credit Parties”), the lenders which now or hereafter become a party thereto (collectively, the “Lenders”), and Westmount Group LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

The Administrative Agent had previously notified the Credit Parties in a notice transmitted on or about January 4, 2024, that one or more events of default under the Credit Agreement (“Events of Default”) were existing and continuing. Such outstanding Events of Default include, among others, the following: The Credit Parties’ failure to make two scheduled interest payments in the amounts of $91,454.13 each in respect of the monthly periods ending November 30, 2023 and December 31, 2023;

The Notice indicated that, as a result of the outstanding Events of Default, which remained outstanding as of the date of the Notice, pursuant to Article 7 of the Credit Agreement, (a) the outstanding principal balance of all term loans, all interest and fees related thereto, and all other outstanding obligations are accelerated and declared immediately due and payable, and that the Administrative Agent demands immediate payment of all obligations; and (b) the commitments under the Credit Agreement are terminated as of the date of Notice and no further loans or other financial accommodations will be provided on or after the date of Notice.

As of the date of the Notice, the aggregate outstanding obligations under the Credit Agreement were approximately $4,368,014.99 (comprised of (i) $4,160,887.68 in respect of outstanding principal, (ii) $185,282.65 of accrued and unpaid interest, (iii) $21,844.66 of unpaid default interest, and (iv) other, presently unliquidated, amounts for fees and expenses (including legal fees) payable in accordance with the Credit Agreement and related documents). This outstanding amount does not include any additional obligations incurred following the date of the Notice (including additional interest, which shall continue to accrue on the outstanding obligations following the date of the Notice).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.
Date: February 22, 2024	By:	/s/ Wanja Oberhof
Name: Wanja Oberhof Title: Interim Chief Executive Officer

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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